EXHIBIT 2

                                                   Signet Banking Corporation
                                                   PO Box 25970
                                                   Richmond VA 23250
                                                   804 771 7210

N E W S  R E L E A S E

Release Date   March 20, 1996    Contact  Teri Schrettenbrunner      S I G N E T
                                          Director, Public Relations
                                          (804) 771-7210


                     Signet Expects Substantial Recoveries
                             from Fraudulent Loans

     RICHMOND, Va. -- Signet Banking Corporation stated today that, based on information provided by federal authorities, it now believes that there will be substantial recoveries from the apparently fraudulent loan transactions announced yesterday. Aggressive steps are being taken by federal authorities to attach these assets for the benefit of the creditors.

     Signet continues to cooperate with the federal authorities in its attempt to maximize these recoveries and to assure that the individuals guilty of wrongdoing are prosecuted.

     Signet Banking Corporation is an $11 billion financial institution with headquarters in Richmond, Virginia. The company offers a wide array of financial services through its Capital Markets, Commercial and Consumer Banking businesses. Signet has offices in Virginia, Maryland and the District of Columbia, and markets several of its products nationally.



                                  Listed on New York Stock Exchange-Symbol SBK